EXHIBIT 99.3

JOINT FILER INFORMATION

451,513 shares of common stock are held of record by Insight SN Holdings, LLC (“IVP X HoldCo 1”), 1,032,359 shares of common stock are held of record by Insight SN Holdings 2, LLC (“IVP X Holdco 2”), 1,188,515 shares of common stock are held of record by Insight Venture Partners (Cayman) X, L.P. (“IVP Cayman X”) and 229,907 shares of common stock are held of record by Insight Venture Partners (Delaware) X, L.P. (“IVP Delaware X” and, together with IVP X Holdco 1, IVP X Holdco 2 and IVP Cayman X, the “IVP X Entities”).

The amount listed as owned by each IVP X Entity may be deemed to be attributable to each of the other IVP X Entities, Insight Venture Partners X, L.P. (“IVP X”), Insight Venture Partners X (Co-Investors), L.P. (“IVP Co-Investors X”), Insight Venture Associates X, L.P. (“IVA X”), Insight Venture Associates X, Ltd. (“IVA X Ltd”) and Insight Holdings Group, LLC (“Holdings”), because Holdings is the sole shareholder of IVA X Ltd, which in turn is the general partner of IVA X, which in turn is the general partner of each of IVP X, IVP Cayman X, IVP Delaware X and IVP Co-Investors X, and IVP X and IVP Co-Investors X in turn are the sole members of each of IVP X HoldCo 1 and IVP X HoldCo 2. 3,782,215 shares of common stock are held of record by Insight Venture Partners IX, L.P. (“IVP IX”), 1,879,292 shares of common stock are held of record by Insight Venture Partners (Cayman) IX, L.P. (“IVP Cayman IX”), 400,726 shares of common stock are held of record by Insight Venture Partners (Delaware) IX, L.P. (“IVP Delaware IX”) and 75,498 shares of common stock are held of record by Insight Venture Partners IX (Co-Investors), L.P. (“IVP Co-Investors IX” and, together with IVP IX, IVP Cayman IX and IVP Delaware IX, the “IVP IX Funds”).

The amount listed as owned by each IVP IX Fund may be deemed to be attributable to each of the other IVP IX Funds, Insight Venture Associates IX, L.P. (“IVA IX”), Insight Venture Associates IX, Ltd. (“IVA IX Ltd”) and Holdings, because Holdings is the sole shareholder of IVA IX Ltd, which in turn is the general partner of IVA IX, which in turn is the general partner of each of the IVP IX Funds.

1,537,052 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P. (“IVP Coinvestment”), 1,235,700 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. (“IVP Coinvestment Cayman”), 1,136,229 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. (“IVP Coinvestment Delaware”) and 1,398,436 shares of common stock are held of record by Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P. (“IVP Coinvestment (B)” and, together with IVP Coinvestment, IVP Coinvestment Cayman and IVP Coinvestment Delaware, the “IVP Coinvestment Funds” and, IVP Coinvestment Funds together with the IVP X Entities and the IVP IX Funds, the “Funds”).

The amount listed as owned by each IVP Coinvestment Fund may be deemed to be attributable to each of the other IVP Coinvestment Funds, Insight Venture Associates Growth-Buyout Coinvestment, L.P. (“IVA Coinvestment”), Insight Venture Associates Growth-Buyout Coinvestment, Ltd. (“IVA Coinvestment Ltd”) and Holdings, because Holdings is the sole shareholder of IVA Coinvestment Ltd, which in turn is the general partner of IVA Coinvestment, which in turn is the general partner of each of the IVP Coinvestment Funds.

Each of Jeffrey Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Holdings and may be deemed to have shared voting and dispositive power over the shares held of record by the Funds. The foregoing is not an admission by IVA IX, IVA IX Ltd, IVA Coinvestment, IVA Coinvestment Ltd, IVA X, IVA X Ltd or Holdings that it is the beneficial owner of the shares held of record by the Funds. Each of Messrs. Horing, Parekh, Lieberman and Triplett disclaims beneficial ownership of the shares held by the Funds, except to the extent of his pecuniary interest therein, if any.

The address of each of the entities and persons identified in this Exhibit 99.3 is c/o Insight Partners, 1114 Avenue of the Americas, 36th Floor, New York, New York 10036.